EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements and related Prospectuses of Ciber, Inc.:

(1) Form S-8 No. 33-81320	(7) Form S-8 No. 33-88046	(14) Form S-8 No. 333-25545
(2) Form S-8 No. 33-88050	(8) Form S-8 No. 333-15091	(15) Form S-8 No. 333-91969
(3) Form S-8 No. 333-59015	(9) Form S-8 No. 333-61287	(16) Form S-8 No. 333-115951
(4) Form S-4 No. 333-102780	(10) Form S-8 No. 333-113259	(17) Form S-8 No. 333-159635
(5) Form S-8 No. 333-151923	(11) Form S-4 No. 333-155906	(18) Form S-8 No. 333-181460
(6) Form S-8 No. 333-173960	(12) Form S-8 No. 333-174981	(19) Form S-8 No. 333-189053
	(13) Form S-8 No. 33-88048	(20) Form S-8 No. 333-198712

of our reports dated February 20, 2015, with respect to the consolidated financial statements of Ciber, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Ciber, Inc. and subsidiaries included in this Annual Report (Form 10-K) of Ciber, Inc. for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Denver, Colorado
February 20, 2015